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Exhibit 99.1

References to the words "Scientific Games," "we," "our," "us" and the "Company" refer to Scientific Games Corporation and its consolidated subsidiaries, including the Issuer, unless otherwise specified or the context otherwise requires. References to the "Issuer" refer to Scientific Games International, Inc., a direct wholly owned subsidiary of the Company.

Business strategies

Our strategies include:

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Strengthen our partnerships with our customers to increase revenues.  Under our CSP, online lottery and wide area gaming contracts, we are typically paid a fee equal to a percentage of our customer's revenues. We intend to continue to work closely with our customers to increase their revenues. At a time when our government and private lottery customers are facing budget deficits or other effects of the current recession, we believe these customers may be more open to solutions that will enhance participation rates and revenues. Some of these potential solutions include offering higher-priced lottery products, implementing innovative multi-game/multi-price-point strategies, bolstering marketing and promotions, increasing retailer penetration, offering immediate ticket validation and prize payment and other solutions that form the basis of our CSP. We have had success in the past increasing our customers' revenues (and thereby increasing our revenues) by implementing these and other solutions. In the Diversified Gaming Group, we intend to continue to work in partnership with the customers of our Global Draw and Games Media subsidiaries to grow their net win by introducing leading edge and venue-customized content onto our unique server-based gaming platform, minimizing machine downtime and implementing marketing initiatives. We believe that the pub business in the U.K., which is served by our Games Media subsidiary, is only at the beginning of the transition from analog gaming to digital gaming, and that, given our technological capabilities, we are uniquely positioned to take advantage of the opportunities arising from this transition. We also believe that there will be opportunities to continue to cross-sell our server-based gaming machines and content to our existing lottery and racing customers.

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Continue to expand internationally.  We believe that growth opportunities for our lottery, wide area gaming and pari-mutuel businesses exist in international markets. The instant lottery ticket market in China, for example, is in its early stages of development, with retail sales of the China Sports Lottery reaching approximately RMB2.8 billion, or $408.0 million, in the first quarter of 2009. At the end of 2008, through our joint venture with a local partner, we established a secure, state-of-the-art instant lottery ticket manufacturing facility in Beijing, China that is expected to produce instant lottery tickets for sale to the China Sports Lottery for a 15-year period beginning in 2009. We also have an eight-year instant ticket validation, distribution and accounting system contract with the China Sports Lottery for which we are paid based on a percentage of retail sales. Recently, the China Sports Lottery launched the first RMB20 instant lottery ticket, which we believe will increase retail sales as we implement our long-term China marketing strategy in partnership with the China Sports Lottery. Our joint venture in Italy continues to experience strong results, with instant ticket retail sales growing 5% year-over-year to €2.6 billion in the first quarter of 2009. Additionally, many of the other European lotteries constitute target markets for us due to limited instant ticket market penetration and relatively low per capita instant ticket sales. In

  Asia, online lotteries are continuing to grow and we are seeking to use our domestic and international experience to bid competitively for contracts when appropriate. In the Diversified Gaming Group, our Global Draw and Games Media subsidiaries continue to increase their installed bases of terminals, with Global Draw's installed based growing 31% year-over-year to 15,371 in the first quarter of 2009 and Games Media's installed base growing more than 400% year-over-year to 1,894 in the first quarter of 2009. We believe our success in the wide area gaming business in the U.K. and in Mexico will provide us a competitive advantage as we pursue opportunities elsewhere. For example, during 2008, Global Draw entered into key strategic alliances in Asia, Latin America and the Caribbean.

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Continue to implement initiatives designed to increase cash flow and profit margins.  In the fall of 2008, we launched our Profitability Improvement Program in order to more fully realize the synergies from past acquisitions, reduce capital and operating expenses and increase profit margins, free cash flow and return on investment. This program involves, among other things, entering into multi-state marketing ventures, declining to enter into or exiting contracts or projects which offer inferior returns on invested capital, reducing our capital expenditures budget to $125.0 million in 2009 from $230.0 million in 2008 and reducing headcount and overhead expenses. We are already beginning to benefit from the successful execution of this program, as evidenced by the $1.7 million in selling, general and administrative expense savings and $2.8 million improvement in gross profit, for total savings of $4.5 million from the program in the first quarter of 2009. We were also able to reduce our capital expenditures from $61.3 million in the first quarter of 2008 to $22.4 million in the first quarter of 2009. We expect that the savings from the Profitability Improvement Program will accelerate during 2009 and that we will realize an estimated $15 to $20 million of cost savings in 2009 and $15 to $20 million of additional cost savings in 2010. We believe that these savings and other initiatives will not only allow us to remain resilient in the current economic environment, but also position us to take advantage of our improved cost structure in the years to come.

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Enhance operating flexibility by strengthening our balance sheet and liquidity position.  We expect to continue to take steps to strengthen our balance sheet and liquidity position. During 2009, we utilized our cash flow and cash on hand to repurchase approximately $58.3 million in aggregate principal amount of our outstanding convertible debentures. Upon completion of this offering, we expect to have enough dedicated liquidity to retire all of our convertible debentures when holders have the right to require us to repurchase the convertible debentures in June 2010. We believe that these steps, combined with our focus on free cash flow generation, should allow us to further strengthen our balance sheet, increase our liquidity, reduce our indebtedness and fund growth opportunities.

Risk factors relating to our business

We operate in highly competitive industries and our success depends on our ability to effectively compete with numerous domestic and foreign businesses.

We face competition from a number of domestic and foreign businesses, some of which have substantially greater financial resources than we do, which could impact our ability to win new contracts and renew existing contracts. We continue to operate in a period of intense price-based competition, which could affect the number and the profitability of the contracts we do win.

Contract awards by lottery authorities are sometimes challenged by unsuccessful bidders, which can result in costly and protracted legal proceedings that can result in delayed implementation or cancellation of the award. In addition, the domestic lottery market has matured such that the number of states conducting lotteries is unlikely to increase in the near-term.

We believe our principal competitors in the instant ticket lottery business are increasing their production capacity, which could increase pricing pressures in the instant ticket business and adversely affect our ability to win or renew instant ticket contracts or reduce the profitability of instant ticket contracts that we do win. Our domestic U.S. instant ticket business could also be adversely affected should additional foreign competitors in Canada or Mexico export their lottery products to the U.S. or should other foreign competitors establish printing facilities in the U.S., Canada or Mexico to supply the U.S.

We also face increased price competition in the online lottery market from our two principal competitors. Since late 2007, the lottery authorities in South Carolina, West Virginia, South Dakota and New Hampshire awarded new online lottery contracts to our competitors. Our contract with South Carolina terminated on November 15, 2008, and our existing contracts with West Virginia, South Dakota and New Hampshire terminate on June 27, 2009, August 2, 2009 and June 30, 2010, respectively. We also compete in the international instant ticket lottery market with low-price, low-quality printers in a regulated environment where competition laws are being reinterpreted so as to create competition from non-traditional lottery vendors and products.

Pricing pressures and potential privatization of some lotteries may also change the manner in which online and instant ticket contracts are awarded and the profitability of those contracts. Any future success of our lottery business will also depend, in part, on the success of the lottery industry in attracting and retaining players in the face of increased competition for these players' entertainment dollars, as well as our own success in developing innovative products and systems to achieve this goal. Our failure to achieve this goal could reduce revenues from our lottery operations. As a result of pressures on state and other government budgets, other forms of gaming may be legalized which could adversely impact our business.

We also operate in competitive markets in other parts of our business. Our pari-mutuel business faces competition from other operators, other gaming venues such as casinos and state-sponsored lotteries and other forms of legal and illegal gaming. The market for pari-mutuel wagering has seen declines over a period of years and the continuing popularity of horse and dog racing is important to the operating results of our pari-mutuel business. Our other gaming-related businesses face competition from other vendors and illegal operators, as well as changes in law and regulation that can affect our future profitability. In our prepaid phone card business, we are operating in a period of intense price-based competition, which may continue to negatively affect our operating margins. Moreover, the cellular telephone industry is undergoing technological changes such that other technologies, including electronic commerce, could impact our growth opportunities and our customer relationships.

Recent changes to certain contracts and other aspects of our business, together with the current economic slowdown and adverse foreign currency exchange rate fluctuations, have adversely affected our results of operations and may continue to do so.

Over the past several quarters, we have changed the pricing and pricing structure of certain of our lottery contracts and, in 2009, began selling instant lottery tickets in China through our joint venture rather than directly. These changes, together with the current economic slowdown and adverse foreign currency exchange rate fluctuations, have had and may continue to have a negative effect on our results of operations. For example, revenues in the first quarter of 2009 decreased approximately $26.3 million, or 10%, compared to the same period in 2008. We expect these factors that negatively impacted our results in the first quarter of 2009 to continue to do so into at least the second quarter of 2009.

In addition, we cannot predict the effect that the economic slowdown will have on us as it also impacts our customers, vendors and business partners. We believe that the lottery and wide area gaming businesses are less susceptible to reductions in consumer spending than the destination gaming business (e.g., resort/casino venues, which are typically less accessible than lottery and wide area gaming retail outlets) and other parts of the consumer sector. However, there can be no assurance that the continuation or worsening of the current economic slowdown will not negatively impact the lottery or wide area gaming businesses.

Our business is subject to evolving technology.

The markets for all of our products and services are affected by changing technology, new legislation and evolving industry standards. Our ability to anticipate or respond to such changes and to develop and introduce new and enhanced products and services on a timely basis will be a significant factor in our ability to expand, remain competitive, attract new customers and retain existing contracts.

We can give no assurance that we will achieve the necessary technological advances or have the financial resources needed to introduce new products or services on a timely basis or that we will otherwise have the ability to compete effectively in the markets we serve.

We are heavily dependent on our ability to renew our long-term contracts with our customers and we could lose substantial revenue and profits if we are unable to renew certain of our contracts.

Generally, our contracts are for initial terms of one to five years, with optional renewal periods. Upon the expiration of a contract, including any extensions thereof, new contracts may be awarded through a competitive bidding process. Since late 2007, the lottery authorities in South Carolina, West Virginia, South Dakota and New Hampshire awarded new online lottery contracts to our competitors. Our revenues from our online contracts for South Carolina, West Virginia, South Dakota and New Hampshire represented approximately $19.8 million, or 2%, of our total 2008 revenues. Excluding these contracts, approximately 30% of our online lottery contracts will expire and go out to bid during the next three years and contracts representing a substantial majority of our annual revenues from instant ticket lottery contracts are scheduled to expire or reach optional extension dates during the next three years. In addition, our contract with CLN, our largest customer, is scheduled to expire in 2010 concurrently with the scheduled expiration of CLN's contract with the Italian Monopoli di Stato under which CLN is the exclusive operator of the Italian Gratta e Vinci instant ticket lottery. Although the Italian Monopoli di Stato could renew the contract with CLN for an additional six years pursuant to its renewal option under the contract (in which case, our contract with CLN would continue during the renewal term), we cannot predict whether it will do so and it is possible that, instead of renewing the contract, the Italian Monopoli di Stato will issue a request for proposals from potential suppliers under a new contract. Contracts accounting for a majority of our current annual pari-mutuel revenues are scheduled to expire during the next five years. Contracts accounting for a majority of our wide area gaming revenues are scheduled to expire beginning in 2010.

We are also required by certain of our lottery customers to provide surety or performance bonds. There can be no assurance that we will continue to be able to obtain surety or performance bonds on commercially reasonable terms or at all. Our inability to provide such bonds would materially and adversely affect our ability to renew existing, or obtain new, lottery contracts.

There can be no assurance that our current contracts will be extended or that we will be awarded new contracts as a result of competitive bidding processes in the future. The termination, expiration or failure to renew one or more of our contracts could cause us to lose substantial revenue and profits, which could have an adverse effect on our ability to win or renew other contracts or pursue acquisitions or other growth initiatives.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under our credit facilities to finance required capital expenditures under new contracts, service our indebtedness and meet our other cash needs. These obligations require a significant amount of cash.

Our online lottery, wide area gaming and pari-mutuel contracts generally require significant up-front capital expenditures for terminal assembly, software customization and implementation, systems and equipment installation and telecommunications configuration. Historically, we have funded these up-front costs through cash flows generated from operations, available cash on hand and borrowings under our credit facilities. Our ability to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing at commercially acceptable terms to finance the initial up-front costs. If we do not have adequate liquidity or are unable to obtain financing for these up-front costs on favorable terms or at all, we may not be able to bid on certain contracts, which could restrict our ability to grow and have a material adverse effect on our results of operations.

As of March 31, 2009, we had total indebtedness of approximately $1,197.0 million, or approximately 69% of our total capitalization, consisting primarily of senior secured term loan and revolving credit facilities under our credit agreement, senior subordinated notes and convertible senior subordinated debentures. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

In addition, on May 7, 2009, certain of our foreign subsidiaries issued or agreed to issue promissory notes with an aggregate principal amount of approximately £28.1 million, or approximately $41.6 million, in connection with the deferral of a portion of the earn-out and contingent bonuses that were payable in connection with our 2006 acquisition of Global Draw. These notes mature on May 7, 2011 and are guaranteed on a joint and several basis by the Issuer, the Company and certain of its domestic subsidiaries.

If we are unable to generate sufficient cash flow from operations in the future to meet our commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be completed on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. In addition, as described below, a substantial portion of our current long-term indebtedness may become due in 2010 unless certain actions are taken to eliminate the right of the holders of our convertible debentures to require us to redeem or repurchase such convertible debentures or our available liquidity exceeds the aggregate principal amount of such convertible debentures plus $50 million. Upon completion of this offering, we expect to have enough dedicated liquidity to retire all of our convertible debentures when the holders have the right to require us to purchase the convertible debentures in June 2010.

Our business depends on the protection of our intellectual property and proprietary information.

We believe that our success depends, in part, on protecting our intellectual property in the U.S. and in foreign countries. Our intellectual property includes certain patents and trademarks relating to our instant ticket games and wagering systems, as well as proprietary or confidential information that is not subject to patent or similar protection. Our intellectual property protects the integrity of our games, systems, products and services, which is a core value of the industries in which we operate. For example, our intellectual property is designed to ensure the security of the printing of our instant lottery tickets and prepaid phone cards and provide simple and secure validation of our lottery tickets. Competitors may independently develop similar or superior products, software, systems or business models. In cases where our intellectual property is not protected by an enforceable patent, such independent development may result in a significant diminution in the value of our intellectual property.

There can be no assurance that we will be able to protect our intellectual property. We enter into confidentiality or license agreements with our employees, vendors, consultants, and, to the extent legally permissible, our customers, and generally control access to, and the distribution of, our game designs, systems and other software documentation and other proprietary information, as well as the designs, systems and other software documentation and other information we license from others. Despite our efforts to protect these proprietary rights, unauthorized parties may try to copy our gaming products, business models or systems, use certain of our confidential information to develop competing products, or develop independently or otherwise obtain and use our gaming products or technology, any of which could have a material adverse effect on our business. Policing unauthorized use of our technology is difficult and expensive, particularly because of the global nature of our operations. The laws of other countries may not adequately protect our intellectual property.

There can be no assurance that our business activities, games, products and systems will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. Any such claim and any resulting litigation, should it occur, could subject us to significant liability for damages and could result in invalidation of our proprietary rights, distract management, and/or require us to enter into costly and burdensome royalty and licensing agreements. Such royalty and licensing agreements, if required, may not be available on terms acceptable to us, or may not be available at all. In the future, we may also need to file lawsuits to defend the validity of our intellectual property rights and trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources.

We rely on products and technologies that we license from third parties. There can be no assurance that these third-party licenses, or the support for such licenses, will continue to be available to us on commercially reasonable terms, if at all.

Our business competes on the basis of the security and integrity of our systems and products.

We believe that our success depends, in part, on providing secure products and systems to our vendors and customers. Attempts to penetrate security measures may come from various combinations of customers, retailers, vendors, employees and others. Our ability to monitor and ensure quality of our products is periodically reviewed and enhanced. Similarly, we constantly assess the adequacy of our security systems to protect against any material loss to any of our customers and the integrity of the product to end-users. There can be no assurance that our business will not be affected by a security breach or lapse, which could have a material adverse impact on our results of operations, business or prospects.

Our industry is subject to strict government regulations that may limit our existing operations and have a negative impact on our ability to grow.

In the U.S. and many other countries, lotteries, pari-mutuel and other forms of wagering must be expressly authorized by law. Once authorized, such activities are subject to extensive and evolving governmental regulation. Moreover, such gaming regulatory requirements vary from jurisdiction to jurisdiction. Therefore, we are subject to a wide range of complex gaming laws and regulations in the jurisdictions in which we are licensed. Most jurisdictions require that we be licensed, that our key personnel and certain of our security holders be found suitable or be licensed, and that our products be reviewed and approved before placement. If a license, approval or finding of suitability is required by a regulatory authority and we fail to seek or do not receive the necessary approval, license or finding of suitability, then we may be prohibited from distributing our products for use in the particular jurisdiction.

The regulatory environment in any particular jurisdiction may change in the future, and any such change could have a material adverse effect on our results of operations, business or prospects. Moreover, there can be no assurance that the operation of lotteries, pari-mutuel wagering facilities, video gaming industry machines, Internet gaming or other forms of lottery or wagering systems will be approved by additional jurisdictions or that those jurisdictions in which these activities are currently permitted will continue to permit such activities. Although we believe that we have developed procedures and policies designed to comply with the requirements of evolving laws, including the Gambling Act 2005 that took effect in Great Britain in September 2007, there can be no assurance that law enforcement or gaming regulatory authorities will not seek to restrict our business in their jurisdictions or even institute enforcement proceedings.

Moreover, in addition to the risk of enforcement action, we are also at risk of loss of business reputation in the event of any potential legal or regulatory investigation whether or not we are ultimately accused of or found to have committed any violation.

We are required to obtain and maintain licenses from various state and local jurisdictions in order to operate certain aspects of our pari-mutuel business and we are subject to extensive background investigations and suitability standards in our lottery business. We also will become subject to regulation in any other jurisdiction where our customers operate in the future. There can be no assurance that we will be able to obtain new licenses or renew any of our existing licenses, and the loss, denial or non-renewal of any of our licenses could have a material adverse effect on our results of operations, business or prospects. Lottery authorities generally conduct background investigations of the winning vendor and its employees prior to and after the award of a lottery contract. Generally, regulatory authorities have broad discretion when granting, renewing or revoking these approvals and licenses. Lottery authorities with which we do business may require the removal of any of our employees deemed to be unsuitable and are generally empowered to disqualify us from receiving a lottery contract or operating a lottery system as a result of any such investigation. Our failure, or the failure of any of our key personnel, systems or machines, in obtaining or retaining a required license or approval in one jurisdiction could negatively impact our ability (or the ability of any of our key personnel, systems or gaming machines) to obtain or retain required licenses and approvals in other jurisdictions. The failure to obtain or retain a required license or approval in any jurisdiction would decrease the geographic areas where we may operate and generate revenues, decrease our share in the gaming marketplace and put us at a disadvantage compared with our competitors.

Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of our equity securities. The failure of these beneficial owners to submit to such background checks and provide required disclosure could jeopardize the award of a lottery contract to us or provide grounds for termination of an existing lottery contract. Additional restrictions are often imposed by international jurisdictions in which we market our lottery systems on foreign corporations, such as us, seeking to do business in such jurisdictions. In light of these regulations and the potential impact on our business, in 2007, the Board of Directors and our stockholders adopted an amendment to our restated certificate of incorporation that allows for the restriction of stock ownership by persons or entities who fail to comply with informational or other regulatory requirements under applicable gaming law, who are found unsuitable to hold our stock by gaming authorities or whose stock ownership adversely affect our ability to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority. The licensing procedures and background investigations of the authorities that regulate our businesses and the amendment may inhibit potential investors from becoming significant stockholders or inhibit existing shareholders from retaining or increasing their ownership.

We have developed and implemented an internal compliance program in an effort to ensure that we comply with legal requirements imposed in connection with our wagering-related activities, as well as legal requirements generally applicable to all publicly traded corporations. The compliance program is run on a day-to-day basis by our Chief Compliance Officer with legal advice provided by our General Counsel and outside experts. The compliance program is overseen by the Compliance Committee of our Board of Directors, consisting of three outside directors. While we are firmly committed to full compliance with all applicable laws, there can be no assurance that such steps will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine or suspension or revocation of one or more of our licenses.

Gaming opponents persist in their efforts to curtail the expansion of legalized gaming, which, if successful, could limit our existing operations.

Legalized gaming is subject to opposition from gaming opponents. There can be no assurance that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where these activities are presently prohibited or prohibiting or limiting the expansion of gaming where it is currently permitted, in either case to the detriment of our business, financial condition, results and prospects.

Our ability to complete future acquisitions of gaming and related businesses and integrate those businesses successfully could limit our future growth.

Part of our corporate strategy is to continue to pursue expansion and acquisition opportunities in gaming and related businesses, such as our acquisition of certain assets of EssNet AB ("EssNet") and our acquisitions of Global Draw and Games Media in 2006 and our acquisition of OGT in 2007, and we could face significant challenges in managing and integrating the expanded or combined operations, including acquired assets, operations and personnel. There can be no assurance that acquisition opportunities will be available on acceptable terms or at all or that we will be able to obtain necessary financing or regulatory approvals to complete potential acquisitions. Our ability to succeed in implementing our strategy will depend to some degree upon the ability of our management to identify, complete and successfully integrate commercially viable acquisitions. Acquisition transactions may disrupt our ongoing business and distract management from other responsibilities.

Our revenues fluctuate due to seasonal, weather and other variations and you should not rely upon our periodic operating results as indications of future performance.

Our pari-mutuel service revenues are subject to seasonal and weather variations. The first and fourth quarters of the calendar year traditionally comprise the weakest period for our pari-mutuel wagering service revenue. As a result of inclement weather during the winter months, a number of racetracks do not operate and those that do operate often experience missed racing days. Additionally, the fourth quarter is the weakest quarter for Global Draw due to reduced wagering during the holiday season. This adversely affects the amounts wagered and our corresponding service revenues. Wagering equipment sales and software license revenues usually reflect a limited number of large transactions, which may not recur on an annual basis. Consequently, revenues and operating results can vary substantially from period to period as a result of the timing of revenue recognition for major equipment sales and software license revenue. In addition, instant ticket and prepaid phone card sales may vary depending on the season and timing of contract awards, changes in customer budgets, ticket inventory levels, lottery retail sales and general economic conditions.

Our business could also be impacted by natural or man-made disasters such as Hurricane Katrina or the terrorist attack in New York on September 11, 2001. Although we have taken steps to have disaster recovery plans in place, there can be no assurance that such an event would not have a significant impact on our business.

Our success depends in part on our ability to develop, enhance and/or introduce successful gaming concepts and game content.

In the Diversified Gaming Group, our Global Draw and Games Media businesses develop and source game content both internally and through third party suppliers. Games Media also seeks to secure third party brands for incorporation into its game content. We believe creative and appealing game content produces more revenue and net win for the gaming machine customers of these businesses and provides them with a competitive advantage, which in turn enhances the revenues of Global Draw and Games Media and their ability to attract new business or to retain existing business. In our lottery business, we believe that innovative gaming concepts and game content, such as multiplier games for our Lottery Systems Group and licensed brand game content for our Printed Products Group, can enhance the revenue of our lottery customers and distinguish us from our competitors. There can be no assurance that we will be able to sustain the success of our existing game content or effectively develop or obtain from third parties new and enhanced game content that will be widely accepted both by our customers and their end users.

We are dependent on our suppliers and contract manufacturers, and any failure of these parties to meet our performance and quality standards or requirements could cause us to incur additional costs or lose customers.

Our production of instant lottery tickets and prepaid phone cards, in particular, depends upon a continuous supply of raw materials, supplies, power and natural resources. Our operating results could be adversely affected by an interruption or cessation in the supply of these items or a serious quality assurance lapse.

We transmit certain wagering data utilizing satellite transponders, generally pursuant to long-term contracts. The technical failure of any of these satellites would require us to obtain other communication services, including other satellite access. In some cases, we employ backup systems to limit our exposure in the event of such a failure. There can be no assurance of access to such other satellites or, if available, the ability to obtain the use of such other satellites on favorable terms or in a timely manner. While satellite failures are infrequent, the operation of satellites is outside of our control.

Our contracts for the broadcast of signals are usually one-year contracts. Because of competitive and other factors, we cannot provide assurance that these broadcast contracts will be renewed. Elimination of our access to racing broadcast signals could have a material adverse affect on racing revenue as well as our ability to expand the business into new markets.

In addition, our Global Draw business has entered into a number of significant contracts whose performance depends upon our third-party suppliers delivering equipment on schedule for Global Draw to meet its contract commitments. Failure of the suppliers to meet their delivery commitments could result in Global Draw being in breach of and subsequently losing those contracts, which loss could have a material adverse affect on our results of operations.

We may be liable for product defects or other claims relating to our products.

Our products could be defective, fail to perform as designed or otherwise cause harm to our customers, their equipment or their products. If any of our products are defective, we may be required to recall the products and/or repair or replace them, which could result in substantial expenses and affect our profitability. Any problems with the performance of our products could harm our reputation, which could result in a loss of sales to customers and/or potential customers. In addition, if our customers believe that they have suffered harm caused by our products, they could bring claims against us that could result in significant liability. Any claims brought against us by customers may result in diversion of management's time and attention, expenditure of large amounts of cash on legal fees, expenses, and payment of damages, decreased demand for our products and services, and injury to our reputation. Our insurance may not sufficiently cover a large judgment against us or a large settlement payment, and is subject to customary deductibles, limits and exclusions.

We have foreign operations, which subjects us to additional risks.

We are a global business and derive a substantial and growing portion of our revenue and profits from operations outside the U.S. In fiscal year ended December 31, 2008, we derived approximately 50% of our total revenues from our operations outside of the U.S. Our operations in foreign markets subject us to risks customarily associated with such operations, including:

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the complexity of foreign laws, regulations and markets;

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the impact of foreign labor laws and disputes;

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other economic, tax and regulatory policies of local governments; and

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the ability to attract and retain key personnel in foreign jurisdictions.

Additionally, foreign taxes paid by our foreign subsidiaries and joint venture interests on their earnings may not be recovered against our U.S. tax liability. At December 31, 2008, we had a deferred tax asset for our foreign tax credit (FTC) carry forward of approximately $40.4 million. Although we will continue to explore tax planning strategies to use all of our FTC, at March 31, 2009, we established a valuation allowance of approximately $33.8 million against the FTC deferred tax asset to reduce the asset to the net amount our management estimates is "more likely than not" to be realized. Further, we determined it is not "more likely than not" that the foreign taxes generated in 2009 will be realized in full against our U.S. tax liability during the FTC carry forward period. As a result, our 2009 annual effective income tax rate is expected to be greater than the federal statutory rate because of the valuation allowance established against the deferred tax asset for a portion of the FTC generated in 2009.

Our consolidated financial results are significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than U.S. dollars and from the translation of foreign currency balance sheet accounts into U.S. dollar-denominated balance sheet accounts. We are exposed to currency exchange rate fluctuations because a significant portion of our revenues is denominated in currencies other than the U.S. dollar, particularly the British pound sterling and the Euro. Exchange rate fluctuations have in the past adversely affected our operating results and cash flows and may adversely affect our results of operations and cash flows and the value of our assets outside the U.S. in the future.

In addition, our ability to expand successfully in foreign markets involves other risks, including difficulties in integrating our foreign operations, risks associated with entering markets in which we may have little experience and the day-to-day management of a growing and increasingly geographically diverse company. Our investment in foreign markets often entails entering into joint ventures or other business relationships with locally based entities, which can involve additional risks arising from our lack of sole decision-making authority, our reliance on a partner's financial condition, inconsistency between our business interests or goals and those of our partners and disputes between us and our partners. In particular, our investment in CLN is a minority investment in an Italian consortium whose largest equity holder is Lottomatica S.p.A, an Italian entity, and we do not control decisions relating to the governance of the consortium, including with respect to the distribution of its cash earnings.

Since December 13, 2005, we have had a contract with a lottery operator in Mexico to supply an online lottery system, software and related services. In late 2008, we entered into discussions with our lottery operator customer and its parent company to assess our strategic options with a view to potentially restructuring our arrangement. Litigation between the parties commenced in January 2009 and discussions resumed in late February 2009. Effective February 25, 2009, the parties entered into a comprehensive agreement to end all litigation and terminate the contract in an orderly manner on or before October 1, 2009, in light of a change in economic circumstances including changes in the Mexican tax structure relating to lotteries. As part of the agreement, the system, terminals and communications equipment will revert to the Company for potential later use. Accordingly, we have recorded a charge for anticipated losses during the shut-down period and a charge to write off our investment in this contract to expected net realizable value.

Through our joint ventures and wholly owned foreign enterprises, we have lottery-related investments and business operations in China, from which we expect to derive a growing portion of income. Our business and results of operations in China are subject to a number of risks, including risks relating to the complex regulatory environment in China, the political climate in China, the Chinese economy and our joint venture and other business partners in China. Two of our joint ventures are with locally based state-owned enterprises, which can potentially heighten the joint venture-related risks described above relating to inconsistency of business interests and disputes.

We believe that our operations in China are in compliance with all applicable legal and regulatory requirements. However, we cannot assure you that legal and regulatory requirements in China will not change or that China's central or local governments will not impose new, stricter regulations or interpretations of existing regulations that would impose additional costs on our operations in China or even restrict or prohibit such operations. For example, comprehensive legislation regulating competition took effect in August 1, 2008. This new law, among other things, prohibits certain types of agreements (unless they fall within specified exemptions) and certain behavior classified as abuse of dominant market position or intellectual property rights. Additionally, new lottery regulations have been announced in China which will become effective July 1, 2009. Although we do not believe these new laws will have a material adverse effect on our results of operations, we cannot predict with certainty what impact the new law (or implementing rules or enforcement policy) will have on our business in China (including whether or to what extent, the law applies to state-owned business or joint ventures in which they participate).

We may not realize the operating efficiencies, market position or financial results that we anticipate from our investments in foreign markets and our failure to effectively manage the above risks associated with our operations in foreign markets could have a material adverse effect on our results of operations, business or prospects.

We recognize significant earnings from our cooperative investment in CLN but we do not control distributions of its cash.

We are a 20% equity owner in CLN, the income from which we account for under the equity method of accounting. Our investment in CLN resulted in a significant portion of our income in 2008. For the year ended December 31, 2008, we recorded income of approximately $51.7 million attributable to our interest in CLN. Our investment in CLN is a minority investment and we do not control decisions relating to the distribution of its cash earnings. Lottomatica S.p.A., which owns one of our principal competitors, has a 63% interest in CLN. If CLN does not distribute earnings to equity holders, we may record significant income attributable to our interest in CLN but will not receive commensurate cash flow. Any inability to access cash earned by the consortium could adversely affect our ability to pay our obligations under the notes.

In addition, our contract with CLN, our largest customer, is scheduled to expire in 2010 concurrently with the scheduled expiration of CLN's contract with the Italian Monopoli di Stato under which CLN is the exclusive operator of the Italian Gratta e Vinci instant ticket lottery. Although the Italian Monopoli di Stato could renew the contract with CLN for an additional six years pursuant to its renewal option under the contract (in which case, our contract with CLN would continue during the renewal term), we cannot predict whether it will do so and it is possible that, instead of renewing the contract, the Italian Monopoli di Stato will issue a request for proposals from potential suppliers under a new contract.

Certain holders of our common stock exert significant influence over the Company and may make decisions that conflict with the interests of our creditors.

In August 2004, MacAndrews & Forbes Holdings Inc. was issued approximately 25% of our outstanding common stock in connection with its conversion of our then outstanding Series A Convertible Preferred Stock. According to a Form 4 filed with the SEC on January 6, 2009, this holder beneficially owns 25,985,737 shares of our common stock, or approximately 28% of our currently outstanding common stock. Such holder is entitled to appoint up to four members of our Board of Directors under a stockholders' agreement with us, as supplemented, which we originally entered into with holders of the Series A Convertible Preferred Stock, and certain actions of the Company require the approval of such holder. As a result, this holder has the ability to exert significant influence over our business and may make decisions with which our creditors may disagree. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with your interests as a note holder. In addition, our equity holders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes.

If certain of our key personnel leave us, our business will be significantly adversely affected.

We depend on the continued performance of our senior management team, including Joseph R. Wright, our Chief Executive Officer and Vice Chairman of our Board. A. Lorne Weil relinquished the role of Chief Executive Officer effective January 1, 2009 but continues to serve as Chairman of the Board. Although no longer an executive officer, we depend on Mr. Weil for overall strategic and organizational guidance and advice on business development projects and mergers and acquisitions. Mr. Weil and our senior management team have extensive experience in the lottery and pari-mutuel businesses. Messrs. Wright and Weil have employment contracts with us through 2011. If we lose the services of Mr. Weil, Mr. Wright or any of our other senior officers and cannot find suitable replacements for such persons in a timely manner, it could have a material adverse effect on our business.

We could incur costs in the event of violations of or liabilities under environmental laws.

Our operations and real properties are subject to U.S. and foreign environmental laws and regulations, including those relating to air emissions, the management and disposal of hazardous substances and wastes, and the cleanup of contaminated sites. We could incur costs, including cleanup costs, fines or penalties, and third-party claims as a result of violations of or liabilities under environmental laws. Some of our operations require environmental permits and controls to prevent or reduce environmental pollution, and these permits are subject to review, renewal and modification by issuing authorities. We believe that our operations are currently in substantial compliance with all environmental laws, regulations and permits and have not historically incurred material costs for noncompliance with, or liabilities under, these requirements.

Failure to perform under our lottery contracts may result in litigation, substantial monetary liquidated damages and contract termination.

Our business subjects us to contract penalties and risks of litigation, including due to potential allegations that we have not fully performed under our contracts or that goods or services we supply are defective in some respect. Litigation is pending in Colombia arising out of the termination of certain Colombian lottery contracts in 1993. An agency of the Colombian government has asserted claims against certain parties, including the Issuer, which owned a minority interest in the former operator of the Colombian national lottery. The claims are for, among other things, contract penalties, interest and the costs of a bond issued by a Colombian surety. For additional information regarding this litigation see "Item 3—Legal Proceedings" included in our Annual Report filed on Form 10-K. Although we believe that any potential losses arising from this litigation will not result in a material adverse effect on our consolidated financial position or results of operations, we cannot predict the final outcome, and there can be no assurance that this litigation will not be finally resolved adversely to us or result in material liability.

In addition, our lottery contracts typically permit a lottery authority to terminate the contract at any time for material failure to perform, other specified reasons and, in many cases, for no reason at all. Lottery contracts to which we are a party also frequently contain exacting implementation schedules and performance requirements and the failure to meet these schedules and requirements may result in substantial monetary liquidated damages, as well as possible contract termination. We are also required by certain of our lottery customers to provide surety or performance bonds. We have paid or incurred liquidated damages under our lottery contracts and material amounts of liquidated damages could be imposed on us in the future, which could, if imposed, have a material adverse effect on our results of operations, business or prospects.

Labor disputes may have an adverse effect on our operations.

Although we have increasingly automated our pari-mutuel field operations and created two hub centers, we have union employees in our pari-mutuel field operations in the U.S. and Canada. We collectively bargain with the labor unions that represent these employees. The collective bargaining agreement representing the majority of our union employees in our pari-mutuel field operations in the U.S. and the collective bargaining agreement relating to our Canadian racing operations expire on October 20, 2009. Notwithstanding these agreements, if we were to experience a union strike or work stoppage, it would be difficult to find sufficient replacement employees with the proper skills. Certain of our other employees are represented by unions, including certain employees at our printing facilities in Australia, Canada, Chile and United Kingdom and at one of our Connecticut OTB locations. There can be no assurance that we will not encounter any conflicts or strikes with any labor union that represents our employees, which could have an adverse effect on our business or results of operations, could cause us to lose customers or could cause our customers' operations to be affected and might have permanent effects on our business.

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  Exhibit 99.1